Exhibit 20.3
Page 1 of 3
                    Navistar Financial 1996 - A Owner Trust
                        For the Month of September 1998
                     Distribution Date of October 15, 1998
                           Servicer Certificate #29

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $156,645,290.26
Beginning Pool Factor                                           0.3405748

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,623,137.23
     Interest Collected                                     $1,182,635.89

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $312,391.83
Total Additional Deposits                                     $312,391.83

Repos / Chargeoffs                                            $163,166.49
Aggregate Number of Notes Charged Off                                  68

Total Available Funds                                       $9,968,823.89

Ending Pool Balance                                       $148,008,327.60
Ending Pool Factor                                              0.3217965

Servicing Fee                                                 $130,537.74

Repayment of Servicer Advances                                $149,341.06

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,070,635.25
     Target Percentage                                               5.00%
     Target Balance                                         $7,400,416.38
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                     ($411,813.99)
     Ending Balance                                         $9,658,821.26

Current Weighted Average APR:                                       9.349%
Current Weighted Average Remaining Term (months):                   25.65

Delinquencies                                             Dollars         Notes
    Installments:               1 - 30 days           $1,443,537.69        906
                                31 - 60 days            $444,951.51        293
                                60+  days               $199,910.34         89

     Total:                                           $2,088,399.54        930

     Balances:                  60+  days             $2,510,295.50         89

Memo Item - Reserve Account
     Prior Month                                      $9,658,821.26
+    Invest. Income                                      $40,770.90
+    Excess Serv.                                       $371,043.09
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,070,635.25

Exhibit 20.3
Page 2 of 3
Navistar Financial 1996 - A Owner Trust
For the Month of September 1998

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $156,645,290.26
Ending Pool Balance                            $148,008,327.60

Collected Principal                              $8,473,796.17
Collected Interest                               $1,182,635.89
Charge - Offs                                      $163,166.49
Liquidation Proceeds / Recoveries                  $312,391.83
Servicing                                          $130,537.74
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $9,838,286.15

Beginning Balance                              $156,645,290.26              $0.00    $145,719,423.99    $10,925,866.27

Interest Due                                       $830,280.40              $0.00        $771,098.62        $59,181.78
Interest Paid                                      $830,280.40              $0.00        $771,098.62        $59,181.78
Principal Due                                    $8,636,962.66              $0.00      $8,248,299.34       $388,663.32
Principal Paid                                   $8,636,962.66              $0.00      $8,248,299.34       $388,663.32

Ending Balance                                 $148,008,327.60              $0.00    $137,471,124.65    $10,537,202.95
Note / Certificate Pool Factor                                             0.0000             0.3959            0.5091
   (Ending Balance / Original Pool Amount)
Total Distributions                              $9,467,243.06              $0.00      $9,019,397.96       $447,845.10

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $371,043.09
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $10,070,635.25
(Release) / Draw                                  ($411,813.99)
Ending Reserve Acct Balance                      $9,658,821.26

Exhibit 20.3
Page 3 of 3
Navistar Financial 1996 - A Owner Trust
For the Month of September 1998


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                 5                4               3                2                 1
                               Apr-98            May-98           Jun-98          Jul-98           Aug-98            Sep-98
Beginning Pool Balance    $201,965,001.20   $192,662,147.75  $183,840,293.25  $174,108,661.77  $165,506,037.27  $156,645,290.26

A)  Loss Trigger:
    Principal of Contracts
      Charged Off             $134,699.72       $467,682.14      $502,205.30      $187,160.28      $155,755.20      $163,166.49
    Recoveries                $604,119.92       $385,285.54      $340,779.26      $245,162.77      $167,414.42      $312,391.83

Loss Trigger - Reserve Account Balance                                    Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)       $1,157,047.72                 Total Charged off (Months 1 - 6)      $1,610,669.13
     Total Recoveries (Months 3, 2, 1)          $724,969.02                 Total Recoveries (Months 1 - 6)       $2,055,153.74
     Net Loss / (Recoveries) for 3 Mos          $432,078.70(a)              Net Loss/(Recoveries) for 6 Mos.       ($444,484.61)(c)

Total Balance (Months 5, 4, 3)              $550,611,102.77(b)              Total Balance (Months 1 - 6)      $1,074,727,431.50(d)

Loss Ratio Annualized  [(a/b) * (12)]                0.9417%                Loss Ratio Annualized [(c/d) (12)]          -0.4963%

Trigger:  Is Ratio > 1.5%                                No                 Trigger:  Is Ratio > 6.0%                        No

                                                                                  Jul-98           Aug-98            Sep-98
B)   Delinquency Trigger:                                                       $1,449,139.68    $2,246,276.73    $2,510,295.50
     Balance delinquency 60+ days                                                    0.83232%         1.35722%         1.60253%
     As % of Beginning Pool Balance                                                  0.89068%         1.01295%         1.26402%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                    2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer